Press Release

RLJ Lodging Trust Reports Fourth Quarter and Full Year 2023 Results

Fourth Quarter RevPAR increased 5.2%
Executed Multiple Capital Allocation Initiatives in 2023
Acquired the Wyndham Boston Beacon Hill

Bethesda, MD, February 26, 2024 – RLJ Lodging Trust (the “Company”) (NYSE: RLJ) today reported results for the three months and year ended December 31, 2023.

Fourth Quarter Highlights
•Portfolio Comparable RevPAR of $133.84
•Total Revenue of $319.7 million
•Net income attributable to common shareholders of $1.7 million
•Net income per diluted share attributable to common shareholders of $0.01
•Adjusted EBITDA of $79.2 million
•Adjusted FFO per diluted common share and unit of $0.34
•Repurchased 0.9 million common shares for $9.9 million at an average price per share of $10.69
•Ended year with $1.1 billion of liquidity, including approximately $516.7 million of unrestricted cash and $600.0 million in undrawn revolver capacity

Full Year Highlights
•Portfolio Comparable RevPAR of $141.24
•Total Revenue of $1.3 billion
•Net income attributable to common shareholders of $51.3 million
•Net income per diluted share attributable to common shareholders of $0.32
•Adjusted EBITDA of $364.5 million
•Adjusted FFO per diluted common share and unit of $1.66
•Repurchased 7.6 million common shares for $77.2 million at an average price per share of $10.20

“We are pleased to have achieved top-quartile RevPAR growth, capping off a very successful year of outperformance for RLJ,” commented Leslie D. Hale, President and Chief Executive Officer. “Our urban-centric portfolio is uniquely positioned to capture the improving demand that urban markets are disproportionately seeing, and the incremental lift from the first wave of our completed conversions, which should continue to be a tailwind into 2024. Additionally, throughout the year we demonstrated the optionality our strong balance sheet provided by launching several new conversions, repurchasing shares at an attractive basis, doubling our dividend and more recently bringing forward another compelling conversion opportunity by acquiring the Wyndham Boston Beacon Hill. Our strong execution has positioned us to maintain our momentum in 2024 and beyond, supported by continued strength of Urban leisure, ongoing improvement in business travel, and robust group bookings."

The prefix “comparable” as defined by the Company, denotes operating results which include results for periods prior to its ownership and excludes sold hotels. Explanations of EBITDA, EBITDAre, Adjusted EBITDA, Hotel EBITDA, Hotel EBITDA Margin, FFO, and Adjusted FFO, as well as reconciliations of those measures to net income or loss, if applicable, are included within this release.

Financial and Operating Highlights
($ in millions, except ADR, RevPAR, and per share amounts)
(unaudited)

	For the three months ended December 31,			For the year ended December 31,
	2023	2022	Change	2023	2022	Change
Operational Overview: (1)
Comparable ADR	$193.14	$190.20	1.5%	$196.77	$188.21	4.5%
Comparable Occupancy	69.3%	66.9%	3.6%	71.8%	68.9%	4.2%
Comparable RevPAR	$133.84	$127.25	5.2%	$141.24	$129.61	9.0%

Financial Overview:
Total Revenues	$319.7	$302.2	5.8%	$1,325.6	$1,193.7	11.0%
Comparable Hotel Revenue	$319.5	$302.2	5.7%	$1,325.3	$1,196.9	10.7%

Net income attributable to common shareholders	$1.7	$0.3	466.7%	$51.3	$16.8	205.4%

Comparable Hotel EBITDA (2)	$89.6	$87.6	2.3%	$401.4	$370.0	8.5%
Comparable Hotel EBITDA Margin	28.1%	29.0%	(93) bps	30.3%	30.9%	(63) bps
Adjusted EBITDA	$79.2	$79.0	0.3%	$364.5	$336.5	8.3%

Adjusted FFO	$53.4	$52.8	1.1%	$260.4	$221.1	17.8%
Adjusted FFO Per Diluted Common Share and Unit - Diluted	$0.34	$0.33	3.0%	$1.66	$1.36	22.1%

Note:
(1) Comparable statistics reflect the Company's 96 hotel portfolio owned as of December 31, 2023.
(2) Comparable Hotel EBITDA for the three months ended December 31, 2023 and 2022 excludes $0.3 million and $0.7 million, respectively, from sold hotels. Comparable Hotel EBITDA for the years ended December 31, 2023 and 2022 excludes $0.8 million and $1.2 million, respectively, from sold hotels. Comparable Hotel EBITDA for the full year ended December 31, 2022 includes $0.6 million net income from acquired hotels.

Acquisitions
During the first quarter of 2024, the Company completed the purchase of the 304-room Wyndham Boston Beacon Hill for $125 million, which was previously subject to a ground lease that expired in 2028. The Company funded the acquisition with existing cash on hand.

Conversions
During the fourth quarter of 2023, the Company announced that its Renaissance Pittsburgh Hotel will join Marriott's Autograph Collection, and the Wyndham Pittsburgh University Center will convert to a Courtyard by Marriott. Including these two conversions, the Company has announced eight conversions since 2021 including three which have already been completed.

Share Repurchases
During 2023, the Company repurchased 7.6 million shares for $77.2 million, at an average price per share of $10.20, which included approximately 0.9 million common shares for $9.9 million at an average price per share of $10.69 during the fourth quarter. The Company's share buyback program currently has approximately $212.7 million of remaining capacity.

Balance Sheet
As of December 31, 2023, the Company had approximately $1.1 billion of total liquidity, comprising approximately $516.7 million of unrestricted cash and $600.0 million available under its revolving credit facility ("Revolver"), and $2.2 billion of debt outstanding.

Dividends
The Company’s Board of Trustees declared a quarterly cash dividend of $0.10 per common share of beneficial interest of the Company in the fourth quarter. The dividend was paid on January 16, 2024 to shareholders of record as of December 29, 2023.

The Company's Board of Trustees declared a quarterly cash dividend of $0.4875 on the Company’s Series A Preferred Shares in the fourth quarter. The dividend was paid on January 31, 2024 to shareholders of record as of December 29, 2023.

2024 Outlook
($ in millions, except growth and per share amounts)
The Company is providing its annual outlook for all hotels owned as of February 26, 2024.

FY 2024
Comparable RevPAR Growth	2.5% to 5.5%
Comparable Hotel EBITDA	$395.0M to $425.0M
Adjusted EBITDA	$360.0M to $390.0M
Adjusted FFO per diluted share	$1.55 to $1.75
Additionally, the Company's full year 2024 outlook includes:
•Net interest expense of $91.0 million to $93.0 million. The year over year increase is due to the impact of expiring swaps.
•Capital expenditures related to renovations in the range of $100.0 million to $120.0 million
•Diluted weighted average common shares and units of 154.0 million

The Company expects the first quarter of 2024 to be impacted by the timing of Easter and difficult comparisons to prior year growth rates, which will lead the first quarter RevPAR growth to be positive but below the low-end of the full-year range.

Potential future acquisitions, dispositions, financings, or share repurchases are not incorporated into the
Company's outlook above and could result in a material change to the Company's outlook.

Earnings Call
The Company will conduct its quarterly analyst and investor conference call on February 27, 2024 at 10:00 a.m. (Eastern Time). The conference call can be accessed by dialing (877) 407-3982 or
(201) 493-6780 for international participants and requesting RLJ Lodging Trust’s fourth quarter earnings conference call. Additionally, a live webcast of the conference call will be available through the Company’s website at http://www.rljlodgingtrust.com. A replay of the conference call webcast will be archived and available through the Investor Relations section of the Company’s website for two weeks.

Supplemental Information
Please refer to the schedule of supplemental information for additional detail and Comparable operating statistics, which is available through the Investor Relations section of the Company's website.

About Us
RLJ Lodging Trust is a self-advised, publicly traded real estate investment trust that owns primarily premium-branded, rooms-oriented, high-margin, focused-service and compact full-service hotels. The

Company's portfolio currently consists of 96 hotels with approximately 21,200 rooms, located in 23 states and the District of Columbia and an ownership interest in one unconsolidated hotel with 171 rooms.

Forward-Looking Statements
This information contains certain statements, other than purely historical information, including estimates, projections, statements relating to the Company’s business plans, objectives and expected operating results, and the assumptions upon which those statements are based, that are “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements generally are identified by the use of the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “plan,” “may,” “will,” “will continue,” “intend,” “should,” “may,” or similar expressions. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, beliefs and expectations, such forward-looking statements are not predictions of future events or guarantees of future performance and our actual results could differ materially from those set forth in the forward-looking statements. Except as required by law, the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise. The Company cautions investors not to place undue reliance on these forward-looking statements and urges investors to carefully review the disclosures the Company makes concerning risks and uncertainties in the sections entitled “Risk Factors,” “Forward- Looking Statements,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, which will be filed on February 27, 2024, as well as risks, uncertainties and other factors discussed in other documents filed by the Company with the Securities and Exchange Commission.

###
Additional Contact:
Sean M. Mahoney, Executive Vice President and Chief Financial Officer – (301) 280-7774
For additional information or to receive press releases via email, please visit our website:
 http://www.rljlodgingtrust.com

RLJ Lodging Trust
Non-GAAP and Accounting Commentary

Non-Generally Accepted Accounting Principles (“Non-GAAP”) Financial Measures
The Company considers the following non-GAAP financial measures useful to investors as key supplemental measures of its performance: (1) FFO, (2) Adjusted FFO, (3) EBITDA, (4) EBITDAre, (5) Adjusted EBITDA, (6) Hotel EBITDA, and (7) Hotel EBITDA Margin. These Non-GAAP financial measures should be considered along with, but not as alternatives to, net income or loss as a measure of its operating performance. FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA, Hotel EBITDA, and Hotel EBITDA Margin, as calculated by the Company, may not be comparable to other companies that do not define such terms exactly as the Company defines such terms.

Funds From Operations (“FFO”)
The Company calculates Funds from Operations (“FFO”) in accordance with standards established by the National Association of Real Estate Investment Trusts, or NAREIT, which defines FFO as net income or loss (calculated in accordance with GAAP), excluding gains or losses from sales of real estate, impairment, the cumulative effect of changes in accounting principles, plus depreciation and amortization, and adjustments for unconsolidated partnerships and joint ventures. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values have instead historically risen or fallen with market conditions, most real estate industry investors consider FFO to be helpful in evaluating a real estate company’s operations. The Company believes that the presentation of FFO provides useful information to investors regarding the Company’s operating performance and can facilitate comparisons of operating performance between periods and between real estate investment trusts (“REITs”), even though FFO does not represent an amount that accrues directly to common shareholders.

The Company’s calculation of FFO may not be comparable to measures calculated by other companies who do not use the NAREIT definition of FFO or do not calculate FFO per diluted share in accordance with NAREIT guidance. Additionally, FFO may not be helpful when comparing the Company to non-REITs. The Company presents FFO attributable to common shareholders, which includes unitholders of limited partnership interest (“OP units”) in RLJ Lodging Trust, L.P., the Company’s operating partnership, because the OP units may be redeemed for common shares of the Company. The Company believes it is meaningful for the investor to understand FFO attributable to all common shares and OP units.

EBITDA and EBITDAre
Earnings Before Interest, Taxes, Depreciation, and Amortization (“EBITDA”) is defined as net income or loss excluding: (1) interest expense; (2) provision for income taxes, including income taxes applicable to sales of assets; and (3) depreciation and amortization expense. The Company considers EBITDA useful to an investor in evaluating and facilitating comparisons of its operating performance between periods and between REITs by removing the impact of its capital structure (primarily interest expense) and asset base (primarily depreciation and amortization expense) from its operating results. In addition, EBITDA is used as one measure in determining the value of hotel acquisitions and dispositions.

In addition to EBITDA, the Company presents EBITDAre in accordance with NAREIT guidelines, which defines EBITDAre as net income or loss (calculated in accordance with GAAP) excluding interest expense, income tax benefit or expense, depreciation and amortization expense, gains or losses from sales of real estate, impairment, and adjustments for unconsolidated joint ventures. The Company believes that the presentation of EBITDAre provides useful information to investors regarding the Company's operating performance and can facilitate comparisons of operating performance between periods and between REITs.

Adjustments to FFO and EBITDA
The Company adjusts FFO, EBITDA, and EBITDAre for certain items that the Company considers outside the normal course of operations. The Company believes that Adjusted FFO, Adjusted EBITDA, and Adjusted EBITDAre provide useful supplemental information to investors regarding its ongoing operating performance that, when considered with net income or loss, FFO, EBITDA, and EBITDAre, are beneficial to an investor’s understanding of the Company's operating performance. The Company adjusts FFO, EBITDA, and EBITDAre for the following items:

•Transaction Costs: The Company excludes transaction costs expensed during the period
•Pre-Opening Costs: The Company excludes certain costs related to pre-opening of hotels
•Non-Cash Expenses: The Company excludes the effect of certain non-cash items such as the amortization of share-based compensation, non-cash income tax expense or benefit, and non-cash interest expense related to discontinued interest rate hedges
•Other Non-Operational Expenses: The Company excludes the effect of certain non-operational expenses representing income and expenses outside the normal course of operations

Hotel EBITDA and Hotel EBITDA Margin
With respect to Consolidated Hotel EBITDA, the Company believes that excluding the effect of corporate-level expenses and certain non-cash items provides a more complete understanding of the operating results over which individual hotels and operators have direct control. The Company believes property-level results provide investors with supplemental information about the ongoing operational performance of the Company’s hotels and the effectiveness of third-party management companies.

Comparable Hotel EBITDA and Comparable Hotel EBITDA margin include prior ownership information provided by the sellers of the hotels for periods prior to our acquisition of the hotels and excludes results from sold hotels as applicable. The following is a summary of Comparable hotel adjustments:

Comparable adjustments: Acquired hotel
For the twelve months ended December 31, 2022, Comparable adjustments included the following acquired hotel:
•21c Hotel Nashville acquired in July 2022

Comparable adjustments: Sold hotels
For the twelve months ended December 31, 2022, Comparable adjustments included the following sold hotels:
•Marriott Denver Airport at Gateway Park sold in March 2022
•SpringHill Suites Denver North Westminster sold in April 2022

RLJ Lodging Trust
Consolidated Balance Sheets
(Amounts in thousands, except share and per share data)
(unaudited)

	December 31, 2023	December 31, 2022
Assets
Investment in hotel properties, net	$4,136,216	$4,180,328
Investment in unconsolidated joint ventures	7,398	6,979
Cash and cash equivalents	516,675	481,316
Restricted cash reserves	38,652	55,070
Hotel and other receivables, net of allowance of $265 and $319, respectively	26,163	38,528
Lease right-of-use assets	136,140	136,915
Prepaid expense and other assets	58,051	79,089
Total assets	$4,919,295	$4,978,225
Liabilities and Equity
Debt, net	$2,220,778	$2,217,555
Accounts payable and other liabilities	147,819	155,916
Advance deposits and deferred revenue	32,281	23,769
Lease liabilities	122,588	117,010
Accrued interest	22,539	20,707
Distributions payable	22,500	14,622
Total liabilities	2,568,505	2,549,579
Equity
Shareholders’ equity:
Preferred shares of beneficial interest, $0.01 par value, 50,000,000 shares authorized
Series A Cumulative Convertible Preferred Shares, $0.01 par value, 12,950,000 shares authorized; 12,879,475 shares issued and outstanding, liquidation value of $328,266, at December 31, 2023 and 2022	366,936	366,936
Common shares of beneficial interest, $0.01 par value, 450,000,000 shares authorized; 155,297,829 and 162,003,533 shares issued and outstanding at December 31, 2023 and 2022, respectively	1,553	1,620
Additional paid-in capital	3,000,894	3,054,958
Accumulated other comprehensive income	22,662	40,591
Distributions in excess of net earnings	(1,055,183)	(1,049,441)
Total shareholders’ equity	2,336,862	2,414,664
Noncontrolling interest:
Noncontrolling interest in consolidated joint ventures	7,634	7,669
Noncontrolling interest in the Operating Partnership	6,294	6,313
Total noncontrolling interest	13,928	13,982
Total equity	2,350,790	2,428,646
Total liabilities and equity	$4,919,295	$4,978,225

Note:
The corresponding notes to the consolidated financial statements can be found in the Company’s Annual Report on Form 10-K.

RLJ Lodging Trust
Consolidated Statements of Operations
(Amounts in thousands, except share and per share data)
(unaudited)

	For the three months ended December 31,		For the year ended December 31,
	2023	2022	2023	2022
Revenues
Operating revenues
Room revenue	$261,612	$248,636	$1,095,028	$1,002,454
Food and beverage revenue	36,024	34,372	141,625	117,027
Other revenue	22,072	19,183	88,924	74,181
Total revenues	319,708	302,191	1,325,577	1,193,662
Expenses
Operating expenses
Room expense	69,396	65,426	277,058	253,441
Food and beverage expense	28,103	26,088	109,707	87,402
Management and franchise fee expense	24,863	23,719	107,417	95,565
Other operating expenses	85,918	80,437	340,485	308,000
Total property operating expenses	208,280	195,670	834,667	744,408
Depreciation and amortization	44,455	44,529	179,103	184,875
Property tax, insurance and other	23,961	20,790	100,229	86,996
General and administrative	15,968	15,402	58,998	56,330
Transaction costs	197	230	223	(345)
Total operating expenses	292,861	276,621	1,173,220	1,072,264
Other income (expense), net	858	780	4,364	9,496
Interest income	5,766	2,759	19,743	4,559
Interest expense	(25,301)	(22,114)	(98,807)	(93,155)
(Loss) gain on sale of hotel properties, net	(6)	21	(34)	1,017
(Loss) on extinguishment of indebtedness, net	—	(39)	(169)	(39)
Income before equity in income from unconsolidated joint ventures	8,164	6,977	77,454	43,276
Equity in income from unconsolidated joint ventures	104	202	419	457
Income before income tax expense	8,268	7,179	77,873	43,733
Income tax expense	(228)	(379)	(1,256)	(1,518)
Net income	8,040	6,800	76,617	42,215
Net (income) loss attributable to noncontrolling interests:
Noncontrolling interest in consolidated joint ventures	(96)	(181)	35	(210)
Noncontrolling interest in the Operating Partnership	(9)	(6)	(247)	(80)
Net income attributable to RLJ	7,935	6,613	76,405	41,925
Preferred dividends	(6,279)	(6,279)	(25,115)	(25,115)
Net income attributable to common shareholders	$1,656	$334	$51,290	$16,810
Basic per common share data:
Net income per share attributable to common shareholders	$0.01	$—	$0.32	$0.10
Weighted-average number of common shares	153,326,317	159,769,645	155,928,663	161,947,807
Diluted per common share data:
Net income per share attributable to common shareholders	$0.01	$—	$0.32	$0.10
Weighted-average number of common shares	154,406,530	160,327,264	156,556,414	162,292,865

Note:
The Statements of Comprehensive Income and corresponding notes to the consolidated financial statements can be found in the Company’s Annual Report on Form 10-K.

RLJ Lodging Trust
Reconciliation of Non-GAAP Measures
(Amounts in thousands, except per share data)
(unaudited)

Funds From Operations (FFO) Attributable to Common Shareholders and Unitholders

	For the three months ended December 31,		For the year ended December 31,
	2023	2022	2023	2022
Net income	$8,040	$6,800	$76,617	$42,215
Preferred dividends	(6,279)	(6,279)	(25,115)	(25,115)
Depreciation and amortization	44,455	44,529	179,103	184,875
Loss (gain) on sale of hotel properties, net	6	(21)	34	(1,017)
Noncontrolling interest in consolidated joint ventures	(96)	(181)	35	(210)
Adjustments related to consolidated joint venture (1)	(45)	(43)	(175)	(187)
Adjustments related to unconsolidated joint venture (2)	232	239	941	1,070
FFO	46,313	45,044	231,440	201,631
Transaction costs	197	230	223	(345)
Pre-opening costs (3)	163	738	1,351	2,258
Loss on extinguishment of indebtedness, net	—	39	169	39
Amortization of share-based compensation	6,258	5,590	24,285	21,664
Non-cash income tax benefit	(5)	(17)	(5)	(17)
Non-cash interest expense related to discontinued interest rate hedges	482	178	1,929	680
Derivative gains in accumulated other comprehensive income reclassified to earnings (4)	—	—	—	(5,866)
Other (income) expenses (5)	(30)	1,011	996	1,067
Adjusted FFO	$53,378	$52,813	$260,388	$221,111

Adjusted FFO per common share and unit-basic	$0.35	$0.33	$1.66	$1.36
Adjusted FFO per common share and unit-diluted	$0.34	$0.33	$1.66	$1.36

Basic weighted-average common shares and units outstanding (6)	154,098	160,541	156,700	162,720
Diluted weighted-average common shares and units outstanding (6)	155,178	161,099	157,328	163,065

Note:
(1) Includes depreciation and amortization expense, impairment loss and loss on sale of hotel allocated to the noncontrolling interest in the consolidated joint ventures.
(2) Includes our ownership interest in the depreciation and amortization expense of the unconsolidated joint ventures.
(3) Represents expenses related to the brand conversions of certain hotel properties prior to opening.
(4) Reclassification of interest rate swap gains from accumulated other comprehensive income to earnings for discontinued interest rate hedges.
(5) Represents expenses and income outside of the normal course of operations. For the year ended December 31, 2023, other expenses included one-time management company transition costs of $0.6 million.
(6) Includes 0.8 million weighted-average operating partnership units for the three months and year ended December 31, 2023 and 2022.

RLJ Lodging Trust
Reconciliation of Non-GAAP Measures
(Amounts in thousands)
(unaudited)

Earnings Before Interest, Taxes, Depreciation, and Amortization (EBITDA)

	For the three months ended December 31,		For the year ended December 31,
	2023	2022	2023	2022
Net income	$8,040	$6,800	$76,617	$42,215
Depreciation and amortization	44,455	44,529	179,103	184,875
Interest expense, net of interest income	19,535	19,355	79,064	88,596
Income tax expense	228	379	1,256	1,518
Adjustments related to unconsolidated joint venture (1)	340	351	1,374	1,519
EBITDA	72,598	71,414	337,414	318,723
Loss (gain) on sale of hotel properties, net	6	(21)	34	(1,017)
EBITDAre	72,604	71,393	337,448	317,706
Transaction costs	197	230	223	(345)
Pre-opening costs (2)	163	738	1,351	2,258
Loss on extinguishment of indebtedness, net	—	39	169	39
Amortization of share-based compensation	6,258	5,590	24,285	21,664
Derivative gains in accumulated other comprehensive income reclassified to earnings (3)	—	—	—	(5,866)
Other expenses (4)	(30)	1,011	996	1,067
Adjusted EBITDA	79,192	79,001	364,472	336,523
General and administrative	9,710	9,812	34,713	34,666
Other corporate adjustments	1,022	(568)	3,031	(569)
Consolidated Hotel EBITDA	89,924	88,245	402,216	370,620
Comparable adjustments - income from sold hotels	(309)	(676)	(813)	(1,186)
Comparable adjustments - income from acquired hotel	—	—	—	558
Comparable Hotel EBITDA	$89,615	$87,569	$401,403	$369,992

Notes: Comparable statistics reflect the Company's 96 hotel portfolio owned as of December 31, 2023.
(1) Includes our ownership interest in the interest, depreciation, and amortization expense of the unconsolidated joint venture.
(2) Represents expenses related to the brand conversions of certain hotel properties prior to opening.
(3) Reclassification of interest rate swap gains from accumulated other comprehensive income to earnings for discontinued interest rate hedges.
(4) Represents expenses and income outside of the normal course of operations. For the year ended December 31, 2023, other expenses included one-time management company transition costs of $0.6 million.

RLJ Lodging Trust
Reconciliation of Non-GAAP Measures
(Amounts in thousands except margin data)
(unaudited)

Comparable Hotel EBITDA Margin

	For the three months ended December 31,		For the year ended December 31,
	2023	2022	2023	2022
Total revenue	$319,708	$302,191	$1,325,577	$1,193,662
Comparable adjustments - revenue from sold hotels	(215)	—	(250)	(2,337)
Comparable adjustments - revenue from prior ownership of acquired hotels	—	—	—	5,585
Other corporate adjustments / non-hotel revenue	(18)	(15)	(70)	(60)
Comparable Hotel Revenue	$319,475	$302,176	$1,325,257	$1,196,850

Comparable Hotel EBITDA	$89,615	$87,569	$401,403	$369,992

Comparable Hotel EBITDA Margin	28.1%	29.0%	30.3%	30.9%

RLJ Lodging Trust
Consolidated Debt Summary
(Amounts in thousands except interest rate data)
(unaudited)

Loan	Base Term (Years)	Maturity (incl. extensions)	Floating / Fixed (1)	Interest Rate (2)	Balance as of December 31, 2023
Mortgage Debt
Mortgage loan - 1 hotel	10	Jan 2029	Fixed	5.06%	$25,000
Mortgage loan - 7 hotels	3	Apr 2024	Floating	5.94%	200,000
Mortgage loan - 3 hotels	5	Apr 2026	Floating	5.10%	96,000
Mortgage loan - 4 hotels	5	Apr 2026	Floating	5.67%	85,000
Weighted Average / Mortgage Total				5.63%	$406,000

Corporate Debt
Revolver (3)	4	May 2028	Floating	—	$—
$225 Million Term Loan	3	May 2028	Floating	3.03%	225,000
$200 Million Term Loan	3	January 2028	Floating	4.88%	200,000
$400 Million Term Loan	5	May 2025	Floating	3.44%	400,000
$500 Million Senior Notes due 2026	5	July 2026	Fixed	3.75%	500,000
$500 Million Senior Notes due 2029	8	September 2029	Fixed	4.00%	500,000
Weighted Average / Corporate Total				3.79%	$1,825,000

Weighted-Average / Gross Debt				4.12%	$2,231,000

Notes:
(1) The floating interest rate is hedged, or partially hedged, with an interest rate swap.
(2) Interest rates as of December 31, 2023, inclusive of the impact of interest rate hedges.
(3) As of December 31, 2023, there was $600.0 million of borrowing capacity on the Revolver, which is charged an unused commitment fee of 0.25% annually.